   As filed with the Securities and Exchange Commission on October 13, 2000
                                                   Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                             KEYNOTE SYSTEMS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                              94-3226488
  (State or Other Jurisdiction                 (I.R.S. Employer
of Incorporation or Organization)             Identification No.)

                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403
         (Address of Principal Executive Offices, including Zip Code)

         Options to purchase common stock initially granted under the Velogic, Inc. 1998 Stock Option/Stock Issuance Plan
              and assumed by the registrant under the terms of an
         Agreement and Plan of Reorganization dated as of May 9, 2000
                           (Full title of the plan)

                                  John Flavio
             Vice President of Finance and Chief Financial Officer
                             Keynote Systems, Inc.
                               2855 Campus Drive
                          San Mateo, California 94403
                                (650) 522-1000
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                            Jeffrey R. Vetter, Esq.
                           Scott J. Leichtner, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Amount      Proposed Maximum    Proposed Maximum
                                                        to be        Offering Price         Aggregate          Amount of
  Title of Securities to be Registered                Registered       Per Share         Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share............   23,659 (1)       $2.62 (2)          $61,987 (3)             $17
-----------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares subject to outstanding options granted under the Velogic, Inc. 1998 Stock Option/Stock Issuance Plan and assumed by the registrant.
(2) Weighted average exercise price per share for the assumed outstanding options.
(3) Calculated based on the weighted average exercise price per share for such options, pursuant to Rule 457(h)(1) of the Securities Act of 1933.

                             KEYNOTE SYSTEMS, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (a) The registrant's annual report on Form 10-K for the fiscal year ended September 30, 1999, filed with the Securities and Exchange Commission on December 21, 1999.

     (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the registrant's common stock contained in the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on September 3, 1999 under Section 12(g) of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


     Fenwick & West LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered by this registration statement. Partners of Fenwick & West LLP beneficially own approximately 23,600 shares of the registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred arising under the Securities Act of 1933.

     As permitted by the Delaware General Corporation Law, the registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.

     The registrant has entered into Indemnification Agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

     The indemnification provision in the registrant's Amended and Restated Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant's directors and executive officers for liabilities arising under the Securities Act.

     The registrant, with approval by the registrant's Board of Directors, has obtained directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

 Exhibit
  Number                                Exhibit Title
----------  --------------------------------------------------------------------

   4.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.04 to the registrant's registration statement on Form S-1 (Registration No. 333-94651), declared effective by the Securities and Exchange Commission on February 17, 2000).

   4.02     Registrant's Bylaws
            (incorporated herein by reference to Annex B of the registrant's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on January 19, 2000).

   4.03 Form of specimen stock certificate for registrant's common stock (incorporated herein by reference to Exhibit 4.01 of registrant's registration statement on Form S-1 (Registration No. 333-82781), declared effective by the Securities and Exchange Commission on September 24, 1999 (the "Form S-1").

   4.04 Third Amended and Restated Investors' Rights Agreement, dated as of April 26, 1999
            (incorporated herein by reference to Exhibit 4.02 of registrant's registration statement on Form S-1).

   4.05     Registrant's 1996 Stock Option Plan
            (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

   4.06     Registrant's 1999 Stock Option Plan
            (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

   4.07 Registrant's 1999 Equity Incentive Plan and related forms of stock option agreement and stock option exercise agreement

            (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

   4.08 Registrant's 1999 Employee Stock Purchase Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension
            (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

   4.09 Velogic, Inc. 1998 Stock Option/Stock Issuance Plan and related forms of stock option agreement and notice of grant of stock option.

   5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

  23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02     Consent of KPMG LLP, independent accountants.

  24.01     Power of Attorney (see page 5).


ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                         ---------

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 13th day of October, 2000.

                                    KEYNOTE SYSTEMS, INC.

                                    By: /s/  Umang Gupta
                                       ---------------------------
                                        Umang Gupta
                                        Chairman of the Board and
                                        Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Umang Gupta and John Flavio, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                    Signature                                           Title                               Date
                    ---------                                           -----                               ----
Principal Executive Officer:

            /s/  Umang Gupta                              Chairman of the Board and               October 13, 2000
--------------------------------------------------
              Umang Gupta                                 Chief Executive Officer

Principal Financial and Accounting Officer:

            /s/  John Flavio                              Vice President of Finance,              October 13, 2000
--------------------------------------------------
              John Flavio                                 Chief Financial Officer and Secretary

Other Directors:

                                                          Director
--------------------------------------------------
              Eugene Shklar

            /s/  David Cowan                              Director                                October 13, 2000
--------------------------------------------------
              David Cowan

                                                          Director
--------------------------------------------------
              Mark Leslie

            /s/  Stratton Sclavos                         Director                                October 13, 2000
--------------------------------------------------
              Stratton Sclavos

                                 EXHIBIT INDEX

 Exhibit
  Number                             Exhibit Title
 -------    -------------------------------------------------------------------

   4.09 Velogic, Inc. 1998 Stock Option/Stock Issuance Plan and related forms of stock option agreement and notice of grant of stock option.
   5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.
  23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).
  23.02     Consent of KPMG LLP, independent accountants.
  24.01     Power of Attorney (see page 5).